                                                                    EXHIBIT 16

                [VAVRINEK, TRINE, DAY & CO., LLP LETTERHEAD]

August 25, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in the second paragraph of Item 4 of the Form 8-K/A of Mid-State Bancshares dated August 19, 1998.

                                       /s/ VAVRINEK, TRINE, DAY & CO., LLP